EXHIBIT 10.F
     ADDENDUM TO LICENSING AGREEMENT dated March 28, 2003, from HABER INC.
                               to GOLD CITY INC.

              Assignment Agreement Between ASSIGNOR Gold City Inc.
                             and ASSIGNEE Haber Inc.
              ----------------------------------------------------

An agreement has been made and entered into this 28th day of March, 2003, by and between ASSIGNOR Gold City Inc. (ASSIGNOR),a Nevada corporation and Haber Inc.(ASSIGNEE), a Delaware corporation, for the assignment of the rights to Property delineated below.

Reference is made to the following facts:

                                    RECITAL:
                                    --------

ASSIGNOR desires to enter into a licensing agreement with ASSIGNEE concurrently executed on this date for the use of the Haber Gold Process (HGP. The ASSIGNOR has control of various gold mining properties. ASSIGNEE desires to acquire the assignment of rights of specific properties as a part of the consideration of its licensing agreement with the ASSIGNOR. The ASSIGNOR agrees to an Assignment on the terms and conditions set forth below, and assigns all the ASSIGNOR's interest in all leases, permits, agreements and approvals including Bureau of Land Management (BLM) and other governmental agency approvals of every kind and nature now or hereafter arising from or relating to the conduct and operation of the delineated Property in paragraph 4 below to the ASSIGNEE;

NOW, THEREFORE in consideration of ASSIGNOR's assignment of valuable gold mining properties to ASSIGNEE and for other good a valuable consideration the sufficiency of which is hereby acknowledged by ASSIGNEE, ASSIGNEE hereby covenants and agrees with ASSIGNOR as follows:

1.   PURPOSE OF ASSIGNMENT:

     ASSIGNEE and ASSIGNOR acknowledge that this assignment is made in partial payment of the Haber Gold Process (HGP) licensing agreement being granted to the ASSIGNOR on this date for its non-toxic process.

2.   MINING OPERATIONS

     Upon execution of this agreement the ASSIGNOR hereby grants to ASSIGNEE the Property unconditionally with rights to all ores and minerals of every kind, in or under the Property with exclusive right to explore for mine, open pit or underground methods mill prepare for market sell same, together with all rights of way, easements, water and water rights on or pertaining to the Property and the right to erect buildings to operate and maintain equipment thereon, to use occupy, disturb as much of the surface of the Property as Assignee desires. Subject to any government regulations Assignee shall have sole discretion to


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determine the extent of its work on the Property and the time or times for beginning or resuming mining operations.

3.   ASSIGNMENT:

     ASSIGNOR hereby assigns the Property in paragraph 4 herein and transfers and sets over unto ASSIGNEE upon the terms and conditions set forth in this Agreement all of the ASSIGNOR's interests in all leases, permits, agreements and approvals including Bureau of Land Management (BLM) and other governmental agency Approvals of every kind and nature now or hereafter arising from or relating to the conduct and operation of the Property and/or the ASSIGNOR's business at the Property.

4.   PROPERTY:

ASSIGNOR has leases on the following real Property which are conveyed to the
ASSIGNEE:
Property one:
A. One(l) unpatented placer mining claims situated in Pershing County, Nevada is described as follows:
B.C.#4 BLM No. 589198. Containing approximately 200 acres. Located in Sections 23-24 and 26, T.33N R.36E. M.D.B.&M.
Property two:
One (1) unpatented lode mining claims situated in Humbolt County, Nevada are described as follows:
#3 Spartan BLM No. #838813 Containing approximately 20 acres. Located in Sections 8, T.34N R.40E. M.D.B.&M.
Property three:
One (1) unpatented lode mining claim situated in Cochise County, Arizona described as follows:
#11 AL BLM No. #357535. Containing approximately 20 acres. Located in Sections 8, T.34N R.40E. M.D.B.&M.

These preceding claims shall be referred to as the "Property".


5.   ASSIGNMENT FEE AND ROYALTY:

     ASSIGNOR will receive as consideration of this assignment the granting of a license for the use of the Haber Gold Process (HGP) under the terms more fully described in the licensing agreement dated March 28, 2003 attached hereto and incorporated by reference and made a part of this agreement.


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6.   TERM OF ASSIGNMENT:

     ASSIGNOR hereby conditionally assigns the Property to ASSIGNEE for a period of three years. If at the end of said period ASSIGNEE has not developed said property into operating mine, the ASSIGNMENT shall terminated and lad shall automatically revert back to ASSIGNOR.


7.   DATE OF CLOSING:

The closing date of this assignment shall be concurrent with the execution of a valid HGP licensing agreement, referred to in paragraph 3 herein, with the ASSIGNEE.


8.   INDEMNIFICATION

     ASSIGNEE agrees to indemnify and hold ASSIGNOR harmless from and against any and all claims for personal injury, governmental clean up requirements, reasonable attorney fees expended to defend or prosecute any matter directly or indirectly related to this agreement. In addition, ASSIGNOR shall have no responsibility or liability with respect to any costs and expenses incurred by ASSIGNEE for any reason.

9.   MODIFICATION OF AGREEMENT:

     No modification of this Agreement shall be deemed effective unless in writing and signed by the parties.

10.  NOTICES

     All notices to ASSIGNEE or ASSIGNOR shall be sent Certified or Registered mail return receipt requested to the addresses indicated below. Notice of any change of address shall be given in the same manner.

                    Assignee:                 Haber Inc.
                                              1009 Avenue C, Suite #6
                                              Bayonne, New Jersey 07002


                    Assignor:                 Gold City, Inc.
                                              14672 Greenwood Circle
                                              Nevada City, CA 95959

11.  BINDING EFFECT

     This agreement shall inure to the benefit and be binding upon the parties hereto their respective heirs and assigns.


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12.  APPLICABLE LAW

     The terms and provisions of this agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

13.  RECORDING OF ASSIGNMENT

     The parties hereto agree to execute a Memorandum of this Agreement (short form) for the purpose of recording same in the records of the appropriate state counties so as to give public notice pursuant to the laws of the State of Nevada and Arizona, of the existence of this agreement.

14.  ARBITRATION

     If the two parties are unable to agree on any matter covered by this agreement, the American Arbitration Association in the Commonwealth of Massachusetts shall be employed to resolve the issue.


     In witness whereof, the Parties have executed this Agreement on the date above.



For Haber Inc.                                  For Gold City USA, Inc.



------------------------------------            -------------------------------
Norman Haber, President                         Patrick Anfinson, President



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